UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12
Travelzoo
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Travelzoo
590 Madison Avenue, 35th Floor
New York, NY 10022

April 22, 2025
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo on June 4, 2025 at 10 a.m. Eastern Time (ET). Travelzoo will hold its 2025 Annual Meeting in a virtual meeting format only, via webcast. You can access the meeting at:
www.virtualshareholdermeeting.com/TZOO2025
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. This proxy statement or notice thereof is first being mailed or furnished to stockholders on or about April 22, 2025. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2024 Annual Report on Form 10-K, as previously filed with the Securities and Exchange Commission on March 19, 2025, which is also enclosed. We encourage you to read the Form 10-K.
To attend the Annual Meeting of Stockholders and vote, you must be a stockholder of record as of 5:00 p.m. ET on April 9, 2025. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting the link provided above and entering the 16-digit number included in your proxy card.
If you hold your shares in street name through a bank, broker, or other nominee, please have the control number set forth on your proxy card available for admittance to the meeting. You must check in via the meeting link in order to be admitted to the Annual Meeting of Stockholders.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the virtual meeting and vote, even if you have previously voted by proxy.
Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s office, located at 590 Madison Avenue, 35th Floor, New York, NY 10022, U.S.A., for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.
On behalf of the entire Board of Directors of Travelzoo, we look forward to seeing you at the meeting.

Sincerely,

CHRISTINA SINDONI CIOCCA
Chair of the Board of Directors

TRAVELZOO
590 Madison Avenue
35th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
To the Stockholders of Travelzoo:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo, a Delaware corporation (“Travelzoo” or the “Company”), will be held on June 4, 2025 at 10 a.m. ET, in a virtual meeting format only, via webcast available at www.virtualshareholdermeeting.com/TZOO2025, for the following purposes:
•
To elect six members of the Company’s Board of Directors (the “Board”), each to serve until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”);

•	To vote, on an advisory basis, to approve executive compensation (“Proposal 2”); and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record as of 5:00 p.m. ET on April 9, 2025 may vote at the Annual Meeting of Stockholders. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via the methods indicated on the proxy card. If you attend the virtual meeting and prefer to vote at that time, you may do so even if you have previously voted by proxy. Please retain the control number set forth on your proxy card so that we can verify your identity to admit you to the virtual meeting.

By Order of the Board of Directors,

TRAVELZOO

CHRISTINA SINDONI CIOCCA
Chair of the Board of Directors

TRAVELZOO

PROXY STATEMENT
FOR TRAVELZOO
2025 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
Travelzoo’s Board is soliciting proxies to be voted at the 2025 Annual Meeting of Stockholders. This proxy statement includes information about the matters to be voted upon at the meeting.
Only stockholders of record of our common stock, par value $0.01 per share (the “Common Stock”), as of 5:00 p.m. ET on April 9, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 11,245,137 shares of our Common Stock issued and outstanding.
Where and when is the Annual Meeting?
The Annual Meeting of Stockholders will take place on June 4, 2025 in a virtual meeting format only at www.virtualshareholdermeeting.com/TZOO2025. The meeting will begin at 10:00 a.m. ET.
To attend the Annual Meeting and vote, you must be a stockholder of record as of 5:00 p.m. ET on April 9, 2025. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/TZOO2025 and entering the 16-digit number included in your proxy card. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
What am I voting on?
Stockholders will vote on two proposals:
•
A proposal to elect six members of the Company’s Board, each to serve until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”); and

•	A proposal to approve on an advisory basis executive compensation (“Proposal 2”).
Stockholders will further transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board recommend that you vote on the proposals?
The Board recommends that you vote your shares “FOR” Proposal 1 and Proposal 2.
How many votes do I have?
Per Travelzoo’s Amended and Restated By-laws, each stockholder is entitled to one (1) vote for each share of Common Stock held which has voting power upon the matter in question. You may hold shares as follows:
•	Shares held directly in your name as the “stockholder of record”; and
•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
Stockholders can vote by proxy (via the Internet or by mail) or in person (at the virtual meeting). Granting a proxy does not in any way affect your right to attend the Annual Meeting and vote.
How do I vote by proxy?
If you are a stockholder of record, you may vote your proxy by mail or by Internet. To vote by Internet, go to www.proxyvote.com, enter your 16-digit number included on your proxy card and follow the instructions. You can vote by mail by mailing in your proxy card to: c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.

Note, if you wish to receive a paper or e-mail copy of the materials, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request: (1) by Internet: www.proxyvote.com; (2) by telephone: 1-800-579-1639; or (3) by e-mail: sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with your 16-digit number included on your proxy card.
If you vote by proxy, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director and “FOR” Proposal 2. If any other matter is properly brought before the meeting, your proxies will vote in accordance with the Company’s discretion. At the time of submitting this proxy statement for printing, we know of no matter that will be acted on at the Annual Meeting of Stockholders other than those discussed in this proxy statement.
If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
May I revoke my proxy?
If you give a proxy, you may revoke it in any one of three ways:
•	Submit a valid, later-dated proxy before the Annual Meeting,
•
Notify our Corporate Secretary in writing at Travelzoo, Attention: Corporate Secretary, 590 Madison Avenue, 35th Floor, New York, NY 10022, before the Annual Meeting that you have revoked your proxy, or

•	Vote virtually at the Annual Meeting.
How do I vote in person?
If you are a stockholder of record, you may cast your vote at the virtual Annual Meeting by logging into the webcast available at www.virtualshareholdermeeting.com/TZOO2025.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee. If you wish to vote at the virtual Annual Meeting, please have the control number set forth on your proxy card available for admittance to the virtual meeting.
What vote is required to approve each proposal?
Each share of our Common Stock is entitled to one (1) vote with respect to each matter on which it is entitled to vote. Pursuant to our Amended and Restated By-laws, our directors are elected by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at the meeting. For purposes hereof, a majority of votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee. The following will not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of Proposal 2.
In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.

Azzurro Capital Inc., whose beneficial owner is Mr. Ralph Bartel, the founder of Travelzoo, holds an aggregate of 4,297,696 shares of our Common Stock, representing approximately 38.2% of the outstanding shares, as of April 9, 2025.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.
What is a broker non-vote and how are broker non-votes and abstentions counted?
A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. The vote on Proposals 1 and 2 are considered “non-routine”. Broker non-votes will be counted for the purpose of obtaining a quorum for the Annual Meeting but will not have any other effect with respect to Proposals 1 and 2, as shares that constitute broker non-votes are not considered entitled to vote on these non-routine proposals.
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. As stated above (at “What vote is required to approve each proposal?”), abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four (4) business days following the Annual Meeting. You can obtain a copy of the Form 8-K on Travelzoo’s investor relations website at www.travelzoo.com/ir, by calling the U.S. Securities and Exchange Commission (“SEC”) at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS
Under Travelzoo’s Amended and Restated By-laws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board. Prior to March 10, 2025, the Board consisted of five directors, as follows: Mr. Holger Bartel, Ms. Christina Sindoni Ciocca, Ms. Carrie Liqun Liu, Mr. Volodymyr Cherevko and Mr. Michael Karg. At a meeting held on March 10, 2025, the Nominating and Corporate Governance Committee considered whether to increase the size of the Board by one and nominate Ms. Sharry Sun to fill the vacancy created thereby. Following deliberations, the Nominating and Corporate Governance Committee unanimously approved, and recommended to the Board, that it approve the foregoing. Subsequently, the Board met on April 5, 2025 to consider the proposal, following which the Board unanimously approved (i) the increase in the size of the Board from five to six, (ii) the nomination of Ms. Sharry Sun to fill the vacancy created thereby, and (iii) the solicitation of proxies seeking stockholder approval of the nomination of Mr. Holger Bartel, Ms. Christina Sindoni Ciocca, Ms. Carrie Liqun Liu, Mr. Volodymyr Cherevko, Mr. Michael Karg and Ms. Sharry Sun for election to the Board. Each director holds office for a term of one (1) year, until the Annual Meeting of Stockholders next succeeding the director’s election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board, each to serve until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
Nominees for a One-Year Term That Will Expire in 2026:
The ages, principal occupations, directorships held and other information as of April 9, 2025, with respect to our nominees are described below.

Name	Age	Position
Holger Bartel, Ph.D.	58	Global Chief Executive Officer
Christina Sindoni Ciocca	37	Chair of the Board, General Counsel and Head of Global Functions, and Chief Executive Officer of Jack’s Flight Club
Carrie Liqun Liu	43	Independent Director
Volodymyr Cherevko	40	Independent Director
Michael Karg, Ph.D.	53	Independent Director
Sharry Sun	43	Independent Director

Each of the director nominees listed above, other than Ms. Sharry Sun, is currently a director of Travelzoo and was previously elected by the shareholders. The independent directors will be appointed to the various committees (Compensation, Audit and Nominating and Corporate Governance) and positions (Chair and Corporate Secretary) by the Board following their election at the Annual Meeting.
Our Board has determined that each of Ms. Liu, Mr. Cherevko, Mr. Karg and Ms. Sun meet the independence requirements of the listing standards of the NASDAQ Stock Market (“NASDAQ”). Mr. Karg’s current employer, GroupM, and his prior employer, Mindshare, are part of the WPP Group. Certain affiliates and subsidiaries of the WPP Group, including GroupM and Mindshare, have from time-to-time represented clients of Travelzoo and purchased media on behalf of such clients from Travelzoo, primarily in the United States; provided, that the Board determined that any amounts paid by any member of the WPP Group to Travelzoo or by Travelzoo to any member of the WPP Group over the past three years are not material. Such relationships and amounts will continue to be monitored going forward. Mr. Karg also confirmed that in his role as Chief Executive Officer for Europe, he is focused only on continental Europe (excluding the United Kingdom). To date, no Travelzoo media purchases have been made by WPP Group on behalf of any client located in continental Europe. The Board therefore determined that no conflict of interest exists pursuant to the Company’s Code of Ethics.
Ms. Sun was previously employed by Travelzoo as the Global Head of Brand until May 2020. Under the rules of NASDAQ, a director who was formerly employed by a company is deemed to be independent three years after having ceased to serve in such capacity. The Board therefore determined that no conflict of interest exists pursuant to NASDAQ listing rules and the Company’s Code of Ethics.
The Board determined that Mr. Holger Bartel is not independent under the rules of NASDAQ because he is an employee of the Company. The Board determined that Ms. Christina Sindoni Ciocca is not independent under the rules of NASDAQ because she is an employee of the Company.
Holger Bartel, Ph.D. has been a member of Travelzoo’s Board since June 2023. He has been Travelzoo’s Global Chief Executive Officer since January 2016 and since October 2023, also serves as Travelzoo’s Head of Strategy. From July 2010 to May 2017, he was the Chairman of the Board of Directors. From September 2015 to December 2015, he was Travelzoo’s Executive Chairman. From October 2011 to October 2013, he was Head of Strategy for Travelzoo. Mr. Bartel holds a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Mr. Ralph Bartel.
Areas of Mr. Bartel’s relevant experience include a deep knowledge of Travelzoo’s operations, Internet, strategy, management of growth companies, travel and international management.
Christina Sindoni Ciocca has been a member of Travelzoo’s Board since May 2019 and, since December 2022, has been serving as the Chair of the Board. She has been General Counsel and Head of Global Functions for Travelzoo since April 1, 2022, CEO of Jack’s Flight Club since September 2022 and General Counsel since June 2019. Ms. Ciocca previously served as Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management. Prior to law school, Ms. Ciocca worked in digital marketing, including for American Express.
Areas of Ms. Ciocca’s relevant experience include corporate governance, law, mergers & acquisitions and marketing.
Carrie Liqun Liu has been a member of Travelzoo’s Board since May 2017. She is the Managing Partner and Chief Executive Officer of Zing Capital, an investment fund in China, and has been since 2023. Before that she was the Vice General Manager of Beijing Science & Technology Innovation Fund. From 2017 to 2018, Ms. Liu was the General Manager of the Private Equity Business at Tianhong, a prominent fund management company in China. From July 2011 to May 2017, she was the Executive Director of Fosun China Momentum Fund. From May 2009 to July 2011, she was a senior investment professional at Henderson Equity Partners. From 2015 to 2016, she was a member of the board of directors and audit committee of Tom Tailor Holding AG, and also a member of the board of directors of Cirque du Soleil, an entertainment company. Ms. Liu holds a bachelor’s degree in finance and master’s degree in law from Tsinghua University in Beijing, China.
Areas of Ms. Liu’s relevant experience includes Asian markets, investments, finance and global strategy.
Michael Karg, Ph.D. has been a member of Travelzoo’s Board since May 2022. He is the Chief Executive Officer for Europe of GroupM and has been since March 18, 2025. Before that he was the Global Chief Operating Officer of Mindshare since November 2021. From January 2016 to December 2019, Mr. Karg was the Group Chief Executive Officer of Ebiquity plc, a company listed on the London stock exchange (AIM). From May 2013 to December 2015, he was the Chief Executive Officer International of Razorfish. From September 2011 to May 2013, Mr. Karg was the President EMEA for Razorfish and Digitas International in Paris. From September 2010 to May 2013, he was also the Chief Operating Officer of Razorfish and Digitas International. From 2013 to 2017, Mr. Karg served as a member of the board of directors of Travelzoo. Mr. Karg holds a Ph.D. in management and a master’s equivalent in finance and accounting from the University of St. Gallen, Switzerland.
Areas of Mr. Karg’s relevant experience include digital media and global operations.
Volodymyr Cherevko has been a member of Travelzoo’s Board since May 2022. He has expertise in marketing, product development, strategy and business transformation developed over 19 years with Fortune 500 companies, such as Procter & Gamble, PepsiCo, Whirlpool and Haier. Currently, Mr. Cherevko is the President of Alteva Enterprises and has been since February 2024. Before that he was the Chief Transformation Officer of Haier Europe since August 2021. Between November 2017 and August 2021, he was the General

Manager & Managing Director, Washing Business Unit, for Haier Europe in Paris. From October 2015 to October 2017, he was the Product Marketing Director, Refrigeration, for Whirlpool EMEA in Italy. From January 2014 to October 2015, Mr. Cherevko was the Marketing Director & Department Head, Brands, Digital, e-Commerce & Insights for Whirlpool EMEA. Before that, Mr. Cherevko held a variety of marketing roles for Procter & Gamble and PepsiCo in Kyiv and Moscow. Mr. Cherevko holds an Executive MBA from HEC Paris, executive certificate from INSEAD and a Bachelor of Arts in business administration from Bethany Lutheran College.
Areas of Mr. Cherevko’s relevant experience include marketing, product development, strategy and business transformation.
Sharry Sun is the Chief Executive Officer of Frette Greater China and DTC Business Asia and has been since August 2024. Before that, Ms. Sun was the Vice President of Strategy, Insight and Analytics, Incubation and Innovation Investment for Tapestry in Asia since August 2022. Between November 2020 and December 2021, she was the Chief Marketing Officer for Europe North Region of Michelin. Ms. Sun previously served as the Global Head of Brand for Travelzoo between May 2018 and May 2020. Ms. Sun holds a master’s degree in business development from Tongji University in Shanghai, a joint diploma in business administration and management from WHU – Otto Beisheim School of Management in Germany under exchange program and a bachelor’s degree in business administration from the South China University of Technology in Guangzhou.
Areas of Ms. Sun’s relevant experience include business administration, investment management, strategy, consumer understanding and branding.
Required Vote
Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Amended and Restated By-laws provide that directors are to be elected by a majority of the votes cast at the Annual Meeting by the holders of stock entitled to vote on the election of directors; provided, however, that, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. Thus, abstentions and broker non-votes will have no effect on the election of directors (other than the fact that they are counted for the purpose of determining whether a stockholder quorum exists at the Annual Meeting). Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board’s Recommendation
The Board believes that each director nominee possesses the qualities and experience a member of Travelzoo’s Board should possess. The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SIX DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Board Meetings and Committees
The Board has appointed an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Corporate Governance Committee. Below is a table indicating the membership of each committee and how many times the Board and each such committee met in fiscal year 2024. Beginning in 2021, the Board voted to change membership in the Disclosure Committee to management only in line with corporate governance best practices. Each Board member attended at least 75 percent of the total number of meetings of the Board and of the committees on which he or she served.

Name	Board	Audit	Compensation	Nominating and Corporate Governance
Mr. Holger Bartel	Member
Ms. Christina Sindoni Ciocca	Chair
Ms. Carrie Liqun Liu	Member	Member
Mr. Michael Karg	Member	Chair	Member	Member
Mr. Volodymyr Cherevko	Member	Member	Chair	Chair
Number of 2024 Meetings	4	7	8	2

The Company does not require that directors attend the Annual Meeting of Stockholders. Ms. Ciocca serves as Chair of the Board of Directors. Mr. Karg serves as the Chair of the Audit Committee and Mr. Cherevko serves as the Chair of the Compensation Committee and Nominating and Corporate Governance Committee.
Audit Committee
The Audit Committee is appointed by the Board to discharge the Board’s responsibilities with respect to among other things, (i) the Company’s accounting and financial reporting processes; (ii) audits of the financial statements of the Company; and (iii) the qualifications, independence and performance of the Company’s independent auditors. A complete description of the Audit Committee’s responsibilities is set forth in its written charter. A copy of the Amended and Restated Audit Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement. The Audit Committee is responsible for appointing an independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market, the SEC, the Sarbanes-Oxley Act of 2002 and any successor rules or regulations. The Board determined that Mr. Michael Karg qualifies as an audit committee financial expert within the meaning of SEC regulations.
Compensation Committee
The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities with respect to, among other things, the evaluation, approval and administration of the Company’s compensation and incentive plans, policies and programs for executive officers and directors of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in its written charter. A copy of the Compensation Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix B of our 2019 proxy statement.
Disclosure Committee
The Disclosure Committee’s primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of SEC filings, press releases and other broadly disseminated correspondence. Originally, the Disclosure Committee included two members of the Board, but at the Q1 2021 Board meeting, the directors voted to change the Disclosure Committee to a management committee, reporting directly to the Global Chief Executive Officer and Chief Accounting Officer or Chief Financial Officer, as applicable, and providing updates to the Audit Committee as necessary, in line with corporate governance best practices.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance. In evaluating potential nominees to the Board, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating and Corporate Governance Committee recommended to the full Board each of the current nominees for election to the Board.
The Board’s Role in Risk Oversight
The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company’s strategic plans and objectives. The risk oversight function is administered both in full Board discussions, informal meetings and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company’s strategy and business plans. In addition, the Audit Committee reviews the Company’s risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership and the independent directors constituting a majority of the Board encourage open discussion and assessment of the Company’s ability to manage its risks. For more information on how the Board oversees cybersecurity-related risks, please review the Company’s Annual Report on Form 10-K, filed March 19, 2025, which is incorporated herein by reference.
Code of Ethics
We have adopted a Code of Ethics that applies to our executive officers, including, but not limited to our Global Chief Executive Officer, General Counsel and Head of Global Functions, and our Chief Accounting Officer. This Code of Ethics is posted on our website located at www.travelzoo.com/blog/code-ethics. A copy of the Code of Ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to “c/o Corporate Secretary” at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Director Compensation
Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees as determined by the Board based on recommendations of the Compensation Committee. In 2024, the Compensation Committee recommended a 4% inflationary increase to all Board fees (in line with the standard increases provided to employees of the Company), effective April 1, 2024. The retainers and meeting fees are as follows:

Description	Fee Earned ($)
Annual retainer for each Board member	55,120
Annual retainer for Audit Committee Chair	33,072
Fee for attendance of a Board meeting	3,087
Fee for attendance of an Audit Committee meeting	3,087
Fee for attendance of a Compensation Committee meeting	1,852
Fee for attendance of Special Committee meetings (total fee for up to 5 meetings)	5,512
Fee for attendance of Special Committee meetings (total fee for up to 10 meetings)	8,820

Members of the Board may receive fees for additional meetings and committee work and may receive stock option grants on an ad hoc basis at the discretion of the Compensation Committee.
We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings. No travel was required for meetings of the Board in 2024.
Employees generally do not receive compensation for their services as directors. Accordingly, Ms. Christina Sindoni Ciocca and Mr. Holger Bartel did not receive any compensation for their service as members of the Board in 2024.
The following table shows the fees earned or paid in cash for Travelzoo’s directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)(2)
Mr. Holger Bartel	—	—	—
Ms. Christina Sindoni Ciocca	—	—	—
Ms. Carrie Liqun Liu	88,069	—	88,069
Mr. Michael Karg	135,568	—	135,568
Mr. Volodymyr Cherevko	102,814	—	102,814

(1)	This column reports the amount of cash compensation earned in 2024 for Board and committee service.
(2)
Amounts included in this table do not include compensation received by Mr. Bartel for his role as Global Chief Executive Officer and by Ms. Ciocca for her role as General Counsel and Head of Global Functions of the Company.

Board Diversity Matrix
The following is the Board Diversity Matrix for the Company as of April 9, 2025:

	Female	Male
Total Number of Directors	5
Part I: Gender Identity
Directors	2	3
Part II: Demographic Background
Asian (other than South Asian)	1	0
White	1	3

Certain Relationships and Related Party Transactions
The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our executive officers, including our Global Chief Executive Officer, General Counsel and Head of Global Functions and Chief Accounting Officer, are subject to our Code of Ethics. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Audit Committee Charter assigns authority for the review of related party transactions to the Audit Committee. In September 2024, the Board unanimously approved the adoption of a related party transactions policy (the “Related Party Transactions Policy”), applicable to directors, officers and employees of the Company, as well as their immediate family members, which enhanced our previously existing procedures. “Related Party Transaction” is defined under the policy as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, (a) in which (i) Travelzoo or any of its subsidiaries is or will be a participant, (ii) any Related Party has or will have a direct or indirect material interest, (iii) the aggregate amount involved exceeds or may be expected to exceed $120,000 in any fiscal year, and (b) that would need to be disclosed under Item 404(a) of Regulation S-K. “Related Party” is defined under the policy as members of the Board (including director nominees), named executive officers, any person or entity known by the Company to be a beneficial owner of more than 5% of Travelzoo’s common stock, or any person known by the Company to be an immediate family member of any of the foregoing. The Related Party Transactions Policy requires that Related Parties notify the General Counsel and Head of Global Functions and obtain the prior approval of the Audit Committee before proceeding with or engaging in any Related Party Transaction. Moreover, employees are required to read and comply with our Guide to Business Conduct, which is a communication to all employees that ensures they are aware of their responsibility to avoid any conflicts of interest or potential conflicts of interest and to make appropriate disclosures to their manager or other personnel.
Our General Counsel and Head of Global Functions reviews all Related Party Transactions and reports them to the Audit Committee, together with a summary of the material facts, for consideration at a meeting of the Audit Committee, if necessary.
Upon submission to the Audit Committee, the committee will conduct an initial review of all relevant facts and circumstances surrounding each Related Party Transaction. Following the initial review, should the Audit Committee believe pursuing the transaction further would be in the best interests of the Company, the Audit Committee will determine the appropriate process for reviewing and negotiating the Related Party Transaction, including potentially appointing a Special Committee, if necessary. The Audit Committee or Special Committee, if appointed, will work closely with any authorized officers of the Company to negotiate the terms of the transaction and once the process and negotiations have concluded, will provide either approval or disapproval of the entry into such transaction. The Audit Committee (or any appointed Special Committee) may approve the Related Party Transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. If the Company becomes aware of a Related Party Transaction that has not been approved under the Related Party Transactions Policy, the Audit Committee may ratify such transaction or direct additional actions, such as immediate discontinuation, rescission or modification of the transaction.

If a Related Party Transaction is ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the Related Party to ensure that they follow Travelzoo’s Board of Directors’ guidelines and that the Related Party Transaction remains appropriate.
Related Party Transactions must also comply with the Company’s existing policies and procedures, including, without limitation, the Company’s Guide to Business Conduct, Code of Ethics and Insider Trading Policy.
Ralph Bartel, who founded Travelzoo and who was previously a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro Capital Inc. As of April 9, 2025, Azzurro Capital Inc. is the Company’s largest stockholder, holding approximately 38.2% of the Company’s outstanding shares.
Family Relationships
Ralph Bartel, founder of Travelzoo, and Holger Bartel, Global Chief Executive Officer, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.
Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our directors and executive officers have: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the named executive officers of Travelzoo, as determined by the Compensation Committee, as of April 9, 2025.

Name	Age	Position
Holger Bartel, Ph.D.	58	Global Chief Executive Officer
Christina Sindoni Ciocca	37	General Counsel and Head of Global Functions, and Chief Executive Officer of Jack’s Flight Club
Lijun Qi	54	Chief Accounting Officer

Holger Bartel, Ph.D., has been Travelzoo’s Global Chief Executive Officer since January 2016 and since October 2023, also serves as Travelzoo’s Head of Strategy. He has been a member of Travelzoo’s Board since June 2023. From July 2010 to May 2017, he was the Chairman of the Board. From October 2011 to October 2013, he was the Head of Strategy. From October 2008 to June 2010, he was Travelzoo’s Chief Executive Officer. From September 1999 to November 2007, he was Executive Vice President. From 1995 to 1998, he was Engagement Manager at McKinsey & Company, a global management consulting firm. From 1992 to 1994, he was a research fellow at Harvard Business School. Mr. Holger Bartel holds a Ph.D. in economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel, the founder of Travelzoo.
Christina Sindoni Ciocca has been with Travelzoo since April 2018. She has been a member of Travelzoo’s Board since May 2019 and, since December 2022, has been serving as the Chair of the Board. She has been General Counsel and Head of Global Functions for Travelzoo since April 1, 2022, and General Counsel since June 2019. Ms. Ciocca previously served as Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management. Prior to law school, Ms. Ciocca worked in digital marketing, including for American Express.
Lijun Qi has been with Travelzoo since December 2016. She has been Chief Accounting Officer for Travelzoo since September 2024 and Finance Director since December 2016. Ms. Qi has been serving as the Company’s principal accounting officer since April 2023. Prior to joining Travelzoo, Ms. Qi was Director, SEC Reporting and Technical Accounting, for InvenSense Inc., a consumer electronics company. Ms. Qi holds a master’s degree in accounting from Widener University, Pennsylvania.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described herein (commonly referred to as “Say-on-Pay”).
The design of our executive compensation program is not a mechanical process, and our Board uses its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each executive. Additionally, the Compensation Committee has engaged an independent compensation consultant, Compensia, to advise on executive compensation. Please read the Executive Compensation section for additional details.
The Board of Directors and the Compensation Committee strongly endorse the Company’s executive compensation program and unanimously recommend that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve, by an advisory vote, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section and the other tabular and narrative disclosure in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders.
Required Vote
Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our named executive officers.
The Board’s Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Overview of Compensation Program
The following Executive Compensation discussion describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Executive Compensation discussion explains the process by which the Compensation Committee, or “Committee”, determined the 2024 compensation for our Global Chief Executive Officer, General Counsel and Head of Global Functions, and Chief Accounting Officer. We refer to these individuals collectively as the “named executives” or the “named executive officers”.
Compensation Philosophy and Objectives
The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on qualitative and quantitative targets established by the Committee.
We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. Although we consider several factors in our pay decisions, the elements utilized to guide the Committee to help it achieve its objectives include the following:
•	Accountability for Individual Performance. Compensation should in large part depend on the named executive’s individual performance to motivate and acknowledge the key contributors to our success.
•
Fairness. The Company should take a consistent approach to pay practices to achieve pay equity across gender, race and ethnicity, and should seek independent advice when needed to ensure alignment with the market environment.

•
Recognition for Business Performance and Innovation. Compensation should take into consideration the Company’s overall financial performance and growth, as well as any initiatives that can bring transformation to the Company.

•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.
We implement our compensation philosophy through setting base salaries for our executive officers based on market research, including peer analyses provided by an independent compensation consultant, providing bonus opportunities when appropriate for the executive’s role, with such bonuses containing performance-based targets as applicable, granting stock options to certain key employees when appropriate and reviewing and approving other terms of employment agreements as needed and as appropriate. Given the Company’s current size, we are mindful of and review with our compensation consultant several metrics to ensure that our compensation is in line with peers and competitive to attract the best talent.
This methodology is reviewed annually and updated as needed to align with the goals of the business. For 2024, the Compensation Committee determined that although certain objectives should remain the same, other than updating the quantitative targets, new objectives related to the Company’s transition to a paid membership model should be included. Each of the elements, particularly the named executive’s individual performance, the Company’s overall performance and the search for new executives (if any), was therefore refocused in 2024 to support transformation and growth of the membership side of the business.
Compensation Determination Process
Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee included Mr. Volodymyr Cherevko and Mr. Michael Karg. Mr. Cherevko and Mr. Karg satisfied the independence requirements of NASDAQ.
Independent Compensation Consultant. The Committee engaged an independent compensation consultant, Compensia, to assist in its review of executive compensation for the Global Chief Executive Officer, General Counsel and Head of Global Functions and Chief Accounting Officer (as well as outside director compensation).

The consultant reviewed base salary, target annual bonus, target total cash compensation, long-term incentive annual grant value, and target total direct compensation, against peer company market data. The consultant assisted the Committee in setting our executive compensation effective April 1, 2024, and for reviewing the compensation of all named executive officers for 2025.
The Company worked closely with Compensia to build an 18-company peer group, which included companies from the same Global Industry Classification Standard (GICS) industry classification as the Company (specifically, 502030 Interactive Media & Services), as well as companies from other GICS industry classifications such as Internet Services and Infrastructure, Movies & Entertainment, Interactive Home Entertainment, Broadline Retail, Advertising, Hotels, Resorts & Cruise Lines, Apparel Retail and Application Software, that are within a range of similar revenues, market capitalizations, profitability, etc. (i.e., of a similar size). This peer group has been reviewed and adjusted each year as needed. The Committee considered when initially compiling this peer group how this peer group is different than the peer group built by Institutional Shareholder Services (ISS), which focuses on peers that are comparable in terms of size and industry (meaning companies in the peer group built by ISS are typically all from the same GICS industry classification), and confirmed that any discrepancies to the ISS peer group were warranted. Specifically, the Committee felt the peer group built by Compensia, which covers various industries, aligns better with the Company’s varied business model of advertising/media, voucher sales, hotel platform, entertainment and membership, which results in the Company being able to be classified in a mix of industries instead of falling within just one. The Committee therefore gave considerable weight to the market data from the peer group in determining compensation levels for its executive officers for 2024 and 2025, ensuring that each component, as well as the overall package, fell in or around the median, given the Company’s smaller size relative to its peers.
Role of Management. During 2024, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered (a) the advice and input of the Company’s Human Resources Director, Global Chief Executive Officer, General Counsel and Head of Global Functions and Founder; (b) data prepared by management, including historical compensation and promotions; and (c) data prepared by the independent compensation consultant, as outlined above. Management and the consultant assisted the Committee to properly evaluate employee performance, establish business performance targets, goals and objectives and recommend salary and bonus levels. While executive officers provided feedback relating to their own compensation for the Committee to consider, the Committee held sessions without the executives present, as necessary, to finalize the compensation.
Components of Executive Compensation
The Committee has structured an executive compensation program comprised mainly of base salary and equity, with a performance-based bonus provided to the Global Chief Executive Officer and Chief Accounting Officer, given the scope of their roles. The mix of these components depends on the executive officer’s role, performance, tenure and experience.
Base Salary
The Committee considered two types of potential base salary modifications for the named executive officers in 2024: (1) “merit increases” based upon each named executive’s individual performance; and/or (2) “market adjustments” based upon factors such as inflation, cost of living, and the salary ranges for similarly situated executives as compared to the peer group prepared by Compensia.
In determining merit increases, the Committee considered the specific responsibilities of the executive and the executive’s overall performance and tenure with the Company and feedback provided by the board of directors and other executives in the Company, with support from Human Resources.
The Committee determined any market adjustments based on market research conducted by Human Resources on factors such as inflation and cost of living, aligned with the direction for annual salary increases for non-executive employees, and the Committee’s comparison of the executive’s compensation with statistical information on average compensation for similarly situated executives in the peer group provided by Compensia. Each executive’s base salary was reviewed on its own, compared to the peer group, and in conjunction with the total compensation package (total cash and total compensation, including equity), compared to the peer group, in order to determine the appropriate mix. The Committee targeted below median for the entire compensation package (cash and equity together) for all of its executive officers compared to the peer group, given the Company’s smaller size relative to its peers. The Committee also considered the key market factors impacting the Company and its overall performance.
Incentive Bonus Pay
Pursuant to the terms of Mr. Holger Bartel’s employment agreement, dated September 28, 2015, as amended effective January 1, 2022, Mr. Bartel was eligible to receive an annual performance bonus for 2024 at the beginning of 2025, in an amount of up to $150,000 tied to three (3) strategic goals to be determined by the Compensation Committee at the beginning of each year. The amount of the bonus was reviewed by the Committee in the context of total cash compensation, relative to peers, and when combined with equity, relative to peers, to ensure below median targeting.
For 2024, the Committee determined that the goals would be: (1) a member target for Travelzoo North America and Europe; (2) an operating margin target; and (3) a revenue target. Mr. Bartel achieved targets (1) and (2), thereby earning a bonus of $100,000 paid in Q1 of 2025. Three new strategic goals were set by the Compensation Committee for 2025.
Ms. Lijun Qi, in her role as Finance Director acting as the Company’s principal accounting officer, was eligible to receive performance bonuses during 2024 upon the successful completion of the Company’s periodic filings (on Forms 10-Qs and 10-K). This bonus scheme continued when Ms. Qi was officially promoted to Chief Accounting Officer in September 2024 for further review by the Compensation Committee in 2025.
Ms. Qi received discretionary bonuses totaling $80,500 for 2024.
None of the other named executive officers received a bonus opportunity in 2024.
Other Compensation-Related Matters
The Company grants stock options (which represent the right to purchase a specific number of shares of the Company’s Common Stock at a predetermined price, subject to vesting conditions) to certain executive staff, to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance. The Committee believes that given the smaller size of the Company, the direct impact that executive strategic decision making can have on growth, and the fact that the Company straddles various industries and has a unique business model and stock structure that is not replicated with other public companies, that the Company’s time-vested option grants are reflective of and incentivizing to performance and also the appropriate equity incentive (compared to RSUs or PSUs) for the Company’s executives. As mentioned above, the stock options granted to executive officers are considered as part of the overall compensation package, which when compared to the customized peer group, results in below median targeting.
As part of Mr. Holger Bartel’s compensation for 2024, the Compensation Committee granted Mr. Bartel stock options to purchase 600,000 shares of Common Stock with an exercise price of $8.58. The stock options vest bi-annually over two (2) years, beginning on June 30, 2024. The grant was subject to approval by the stockholders of the Company at the 2024 Annual Meeting and could have been unwound if approval was not received. However, the shareholders approved the grant. The options expire in 2029. No additional options were granted to Mr. Bartel in 2024.
As part of Ms. Ciocca’s compensation for 2023, the Compensation Committee granted Ms. Ciocca stock options to purchase 200,000 shares of Common Stock with an exercise price of $4.96 per share. The stock options vest bi-annually over four (4) years, beginning on June 30, 2023. The grant was subject to approval by the stockholders of the Company at the 2023 Annual Meeting and could have been unwound if approval was not received. However, the shareholders approved the grant. The options expire in 2029. No additional options were granted to Ms. Ciocca in 2024.
None of the other named executive officers received an option grant in 2024.
Company Clawback Policy. Effective October 10, 2022, the Board approved the implementation of a clawback policy (the “Clawback Policy”), applicable to performance-based compensation (specifically, cash incentive/bonus awards and all forms of equity-based compensation) for Senior Executives in instances of fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the

Company’s financial results. “Senior Executives” is defined under the policy as the Company’s executive officers (as defined by the Securities and Exchange Act of 1934, as amended), other principal corporate officers (as elected by the Board) and other key employees who are designated from time to time by the Board. This Clawback Policy applied retrospectively to any outstanding option grants and prospectively to any new option grants. For more information, please review the Clawback Policy attached as Exhibit 97 to the Company’s Annual Report on Form 10-K, filed on March 19, 2025. This summary is qualified in its entirety by the Clawback Policy, which is incorporated by reference herein.
Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with the Company’s business expense reimbursement policy.
Employment Agreements. The Company has entered into employment agreements with certain executive staff, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control.

Summary Compensation Table
The following summary compensation table sets forth information concerning the compensation of our Global Chief Executive Officer, General Counsel and Head of Global Functions and Chief Accounting Officer during the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Holger Bartel(1) Global Chief Executive Officer Head of Strategy	2024	476,250	100,000	2,437,800	—	—	3,014,050
	2023	461,250	100,000	—	—	—	561,250

Christina Sindoni Ciocca(2) General Counsel and Head of Global Functions	2024	427,750	—	—	—	1,500	429,250
	2023	358,250	—	556,000	—	1,500	915,750

Lijun Qi(3) Chief Accounting Officer	2024	206,528	80,500	—	—	1,500	288,528
	2023	—	—	—	—	—	—

(1)
Mr. Holger Bartel’s annual salary was increased to $480,000 effective April 1, 2024, for his role as Global Chief Executive Officer, representing a 3% inflationary increase in line with the standard employee increases granted at the same time. $476,250 represents annual salary cost based on one quarter at prior salary level. As of October 1, 2023, Mr. Bartel’s employment and salary were split 30/70 between the role of Global Chief Executive Officer in the United States and a temporary secondment as the Head of Strategy in the United Kingdom. The total amount of compensation was unchanged.

(2)
Ms. Ciocca was appointed as an executive officer in March of 2023. Ms. Ciocca’s annual salary was increased to $450,000 effective April 1, 2024, for her role as General Counsel and Head of Global Functions representing a 25% increase in recognition of her performance and expanded role and scope when compared to similarly-situated general counsels. $427,750 represents annual salary cost based on one quarter at prior salary level.

(3)
Ms. Qi was appointed as an executive officer in September of 2024. Ms. QI’s annual salary was increased to $213,490 effective April 1, 2024, for her role as Finance Director, representing a 15% increase in recognition of her performance and expanded role as principal accounting officer. $206,528 represents annual salary cost based on one quarter at prior salary level. No compensation information is included for 2023 as Ms. Qi was only appointed as an executive officer in 2024.

(a)	Amounts consist of bonuses earned per the terms of employment agreements or bonus plans and/or at the discretion of the Board of Directors or the Compensation Committee, as applicable.
(b)
The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 9 to the consolidated financial statements contained in our 2024 Annual Report on Form 10-K filed on March 19, 2025.

(c)
The amounts reflected in this column reflect any performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the “Executive Compensation” section above. There were no such amounts paid during 2024 and 2023.

(d)
The amounts in this column reflect all other compensation paid to the named executives including $1,500 Company matching 401(k) plan contribution and other miscellaneous payments made to eligible employees.

Grants of Plan-Based Awards in 2024
The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2024.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name(1)	Threshold ($)	Target ($)	Maximum ($)
Holger Bartel	150,000	150,000	150,000
Christina Sindoni Ciocca	—	—	—
Lijun Qi	80,500	80,500	80,500

(1)
Amount represents the potential annual performance bonus payments under the terms of the applicable employment agreement or bonus agreement. The business measurements and performance goals for determining the performance bonus payout are described in the section entitled “Executive Compensation”.

Outstanding Equity Awards as of December 31, 2024
The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holger Bartel(1)(2)	400,000	0	8.14	March 3, 2027
	300,000	300,000	8.58	March 29, 2029
Christina Sindoni Ciocca(3)	25,000	100,000	4.96	March 8, 2028

(1)	600,000 options were granted to Mr. Holger Bartel in 2022. The options are exercisable in semi-annual increments of 25% from June 30, 2022 through December 31, 2023.
(2)	600,000 options were granted to Mr. Holger Bartel in 2024. The options are exercisable in semi-annual increments of 25% from June 30, 2024 through December 31, 2025.
(3)	200,000 options were granted to Ms. Ciocca in 2023. The options are exercisable in semi-annual increments of 12.5% from June 30, 2023 through December 31, 2026.
Option Exercises and Stock Vested
In March 2023, the Company granted Ms. Ciocca 200,000 options, which vest semi-annually over 4 years, starting June 30, 2023. As of the end of 2024, 100,000 options vested and 100,000 remained unvested. In August 2024, Ms. Ciocca exercised 75,000 options via a cashless exercise approved by the Board of Directors, leaving 25,000 unexercised.
All 600,000 options pursuant to Mr. Bartel’s 2022 option grant vested by the end of 2023. In December 2024, Mr. Bartel exercised 200,000 options from the 2022 grant via a cashless exercise approved by the Board of Directors, leaving 400,000 unexercised.
In March 2024, the Company granted Mr. Bartel 600,000 options, which vest semi-annually over 2 years, starting June 30, 2024. As of the end of 2024, 300,000 options vested and 300,000 remain unvested. Mr. Bartel has not yet exercised any options pursuant to the 2024 grant.

Employment Agreements
The Company has employment agreements with its named executive officers. The employment agreements in place as of December 31, 2024 with the Company’s named executive officers are described below.
Mr. Holger Bartel entered into an employment agreement with the Company on September 28, 2015. The Company may terminate the employment agreement, with or without cause, upon written notice to Mr. Holger Bartel. However, if Mr. Holger Bartel’s employment is terminated at any time without cause, Mr. Holger Bartel’s remaining stock options will immediately vest in full on the date of termination. Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. On October 1, 2023, Mr. Holger Bartel entered into a temporary secondment arrangement with Travelzoo (Europe) Limited to serve as its Head of Strategy in the United Kingdom, splitting time 30/70.
Ms. Ciocca entered into an employment agreement with the Company on April 2, 2018. Pursuant to the terms of the agreement, Ms. Ciocca is an at-will employee, meaning the Company or Ms. Ciocca could terminate the agreement at any time, with or without cause, upon two (2) weeks’ prior notice to the other party.
Ms. Ciocca agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Ciocca agreed not to, directly or indirectly, solicit the Company’s customers or employees during the term of her employment and for a period of one (1) year thereafter.
Ms. Qi entered into an employment agreement with the Company on December 29, 2016. Pursuant to the terms of the agreement, Ms. Qi is an at-will employee, meaning the Company or Ms. Qi could terminate the agreement at any time, with or without cause, upon two (2) weeks’ prior notice to the other party.
Ms. Qi agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our other named executive officers (“Non-PEO NEOs”), and company performance for the fiscal years listed below. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to the section entitled “Executive Compensation”. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers for any of the periods listed. These amounts reflect Summary Compensation Table total compensation with certain adjustments as described in the following table and footnotes.

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income ($)
2024	3,014,050	7,013,715	358,889	929,845	211.78	13,564,000
2023	561,250	1,282,190	524,227	931,369	100.95	12,366,000
2022	2,280,400	1,565,200	236,837	78,280	47.14	6,634,000

(1)
Holger Bartel served as our PEO for the entirety of fiscal years 2022, 2023 and 2024. Our Non-PEO NEOs for 2022 were Christina Sindoni Ciocca, Lisa Su and Wayne Lee. Our Non-PEO NEOs for 2023 were Christina Sindoni Ciocca and Wayne Lee. Our Non-PEO NEOs for 2024 were Christina Sindoni Ciocca and Lijun Qi.

(2)	Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year for our PEO.
(3)
Amounts reported in this column represent the compensation actually paid to the PEO, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO		2022 ($)	2023 ($)	2024 ($)
Summary Compensation Table – Total Compensation	(a)	2,280,400	561,250	3,014,050
Minus Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	(1,730,400)	0	(2,437,800)
Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	405,938	0	3,975,581
Plus Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Year	(d)	0	0	0
Plus Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	609,262	0	2,461,884
Plus Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	0	720,940	0
Minus Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	0	0	0
equals
Compensation Actually Paid		1,565,200	1,282,190	7,013,715

(a)	Represents Total Compensation reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to the PEO during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of the PEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the PEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.

(e)	Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the PEO and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the PEO’s stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

There were no dividends or other earnings paid on the stock awards or option awards in the covered fiscal years.
(4)	Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the applicable year for our Non-PEO NEOs.
(5)
Amounts reported in this column represent the compensation actually paid to our Non-PEO NEOs in the indicated fiscal year, based on the average total compensation for such Non-PEO NEOs reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

NEO Average		2022 ($)	2023 ($)	2024 ($)
Summary Compensation Table – Total Compensation	(a)	236,837	524,227	358,889
Minus Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	0	(278,000)	0
Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	0	542,910	0
Plus Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Year	(d)	(122,531)	53,866	470,515
Plus Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	0	77,562	0
Plus Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	(36,026)	10,804	100,441
Minus Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	0	0	0
equals
Compensation Actually Paid		78,280	931,369	929,845

(a)
See footnote 1 for the NEOs included in the average for each indicated fiscal year. Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

(b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to the Non-PEO NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of the Non-PEO NEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the Non-PEO NEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.

(e)
Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the Non-PEO NEO and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the Non-PEO NEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the Non-PEO NEO’s stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

There were no dividends or other earnings paid on the stock awards or option awards in the covered fiscal years.
(6)	Assumes $100 invested as of December 31, 2021 through the end of the applicable year.
(7)	The dollar amounts represent the amount of net income attributable to Travelzoo reflected in our audited financial statements for the applicable fiscal year.

Relationship Between Pay and Performance
Compensation Actually Paid, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to stock price performance. We believe the “Compensation Actually Paid” in each of the years reported herein and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance. Below are graphs showing the relationship of Compensation Actually Paid to our Global CEO and Non-PEO NEOs for 2022, 2023 and 2024 to (1) the Company’s cumulative TSR and (2) the Company’s net income:
Relationship Between Compensation Actually Paid and TSR

Travelzoo CAP vs TSR
Compensation Actually Paid ($M)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Value of $100 Investment from 12/31/2021
$250
$200
$150
$100
$50
$0
2022
2023
2024
TZOO TSR
PEO CAP ($M) - Holger Bartel
Avg NEO CAP ($M)

Relationship Between Compensation and Net Income

Travelzoo CAP vs Net Income
Compensation Actually Paid ($M)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Net Income ($)
$15000000
$14000000
$13000000
$12000000
$11000000
$10000000
$9000000
$8000000
$7000000
$6000000
$5000000
2022
2023
2024
Net Income ($)
PEO CAP ($M) - Holger Bartel
Avg NEO CAP ($M)

Forward-Looking Statements
Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our common stock beneficially owned as of April 9, 2025 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of April 9, 2025, to beneficially own more than 5% of the outstanding shares of Common Stock of the Company. In general, shares “beneficially owned” include those shares a person has (or shares) the power to vote, or the power to dispose of.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total(4)
Beneficial Owners, Directors and Executive Officers
Ralph Bartel*(1)	4,297,696	35.3%
Holger Bartel(2)	900,000	7.4%
Christina Sindoni Ciocca(3)	58,623	0.5%
Michael Karg	—	—
Carrie Liqun Liu	—	—
Volodymyr Cherevko	—	—
Sharry Sun	—	—
Lijun Qi	—	—
Beneficial owners, directors (including nominees) and executive officers as a group (8 persons)	5,256,319	43.2%

*	Persons Owning More Than 5% of Common Stock
(1)	Mr. Ralph Bartel indirectly holds a controlling interest in Azzurro Capital Inc., which is the holder of 4,297,696 shares, through the Ralph Bartel 2005 Trust.
(2)
Mr. Holger Bartel holds 900,000 options that are exercisable on April 9, 2025 or become exercisable within 60 days of April 9, 2025. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(3)
Ms. Christina Sindoni Ciocca holds 25,000 options that are exercisable on April 9, 2025 or become exercisable within 60 days of April 9, 2025. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock. Ms. Ciocca holds 33,623 shares of common stock.

(4)
For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the 11,245,137 shares of common stock outstanding as of April 9, 2025, plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after April 9, 2025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and the beneficial holders of more than 10% of the Company’s Common Stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal year 2024, all Section 16(a) filing requirements were satisfied on a timely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Public Accountants
KPMG LLP (“KPMG”) served as Travelzoo’s independent registered public accounting firm for our 2024 and 2023 fiscal year ends and RSM US LLP (“RSM”) served as Travelzoo’s independent registered public accounting firm for our 2022 fiscal year end. The change in the Company’s independent registered public accounting firm was previously disclosed in the Company’s Form 8-K dated July 3, 2023.
The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has been completed for 2024. Based upon the results of this review, the Audit Committee determined to engage KPMG again as the Company’s independent registered public accounting firm and to perform our annual audit for the fiscal year ended 2025. Stockholder approval of our accounting firm is not required by our Amended and Restated By-laws or otherwise required to be submitted to the stockholders. KPMG representatives are expected to be present at the Annual Meeting and will be available to respond to questions at the meeting; however, they are not expected to make a formal statement.
Principal Accountant Fees and Services
The audit fees and fees for services rendered to Travelzoo charged by KPMG and RSM for 2024 and 2023 are as follows:

Service	2024 Fees	2023 Fees
Audit fees(1)	$1,359,500	$1,572,000
Audit-related fees(2)	—	$35,000
Tax fees	—	—
All other fees	—	—
Total	$1,359,500	$1,607,000

(1)
Audit fees consisted of fees for professional services rendered for the annual audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports, and audit services rendered in connection with other statutory or regulatory filings. The 2023 audit fees include RSM fees for $220,500.

(2)	Audit-related fees consisted of fees paid to RSM for access to RSM workpapers as part of the auditor transition.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2024 and 2023, all services provided by KPMG and RSM were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee oversees Travelzoo’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent auditors regarding the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024. The committee discussed with Travelzoo’s independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo’s internal controls, and the overall quality of Travelzoo’s financial reporting. Management represented to the committee that Travelzoo’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
Travelzoo’s independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 19, 2025.
While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to ensure compliance with laws and regulations or Travelzoo’s business conduct policies.

Audit Committee

Michael Karg (Chair)

Carrie Liqun Liu

Volodymyr Cherevko

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2024 Annual Report under the captions “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures about Market Risk.” A copy of the 2024 Annual Report accompanies this proxy statement.
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (212) 516-1300. This proxy statement and the 2024 Annual Report are available on the Internet at http://ir.travelzoo.com/financials-filings/annual-reports-and-proxies. These documents are also included in our SEC filings, which you can access electronically at the SEC’s website at http://www.sec.gov.
ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (212) 516-1300.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections and executive compensation, which is not shared by all other stockholders.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
It is contemplated that the next annual meeting of stockholders will be held on or about June 3, 2026. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the Company’s Amended and Restated By-laws and the rules and regulations adopted by the SEC. For a stockholder proposal to be included in the Company’s proxy statement and identified in its form of proxy in connection with the Company’s annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting. As a result, stockholder proposals submitted for consideration at the 2026 annual meeting must be received no later than December 23, 2025, to be included in the 2026 proxy materials. Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedures applicable to the submission of stockholder proposals to be included in the Company’s proxy materials for its next Annual Meeting.
Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at +1 (212) 516-1300.

SCAN TO VIEW MATERIALS & VOTE

TRAVELZOO
ATTN: DONOVAN WESTBOOK
590 MADISON AVENUE, 35TH FLOOR
NEW YORK, NY 10022

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TZOO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70799-P25231 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVELZOO

The Board of Directors recommends you vote FOR all the nominees listed under Proposal 1:

Nominees:	**For**	**Against**	**Abstain**
1a. Holger Bartel	☐	☐	☐
1b. Christina Ciocca	☐	☐	☐
1c. Carrie Liqun Liu	☐	☐	☐
1d. Volodymyr Cherevko	☐	☐	☐
1e. Michael Karg	☐	☐	☐
1f. Sharry Sun	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	**For**	**Against**	**Abstain**
2. Vote, on an advisory basis, to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V70800-P25231

TRAVELZOO

Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Donovan Westbrook as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo (the "Company") on June 4, 2025, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for Proposal 1, for the election of all nominees to the Board of Directors, and for Proposal 2, and as the Proxy may determine, in their discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)